UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2004

Teleflex Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

155 South Limerick Road, Limerick, Pennsylvania		19468
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-948-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 8, 2004, the Board of Directors of Teleflex Incorporated (the "Company") approved a divestiture and restructuring program. Under the program, the Company will take the following actions:

· The Company will divest its Tier 1 automotive pedal systems business "the pedals business" while continuing to serve its Tier 1 automotive customers and provide an appropriate transition. In this regard, the Company has begun a process to actively market and selectively review alternatives relating to divestiture of this business. Beginning in the fourth quarter of 2004, the pedal systems business will be reflected in the company’s financial statements as a discontinued operation.

· The Company will exit substantially from the aftermarket services portion of its Industrial Gas Turbine Services product line "the IGT business" by the end of 2004 while continuing to complete work underway for current customers. The aftermarket services business includes parts, repair services and outage services provided to customers in the power generation market.

· The Company immediately will begin a program to consolidate manufacturing facilities, shifting resources from smaller facilities to larger manufacturing sites. Consolidation will take place primarily in Europe and North America and will affect all three of the Company’s business segments.

· The Company will continue its consolidation of back office and administrative functions to create shared services and facilitate further standardization of processes throughout the organization.

The Company has determined to pursue the program to address underperforming businesses, changes in market conditions and a cost structure that the Company believes has prevented some of its businesses from competing effectively on a global basis.

The Company currently estimates that the total amount of one-time charges to be recorded in connection with the program is in the range of $174 million to $188 million before taxes, which it anticipates will be recorded over the next 18 months, including a range of $102 million to $107 million before taxes to be recorded in the fourth quarter of 2004. The total charges to be recorded over the next 18 months include the following components:

· Approximately $44 million to $47 million in connection with employee severance costs and bonuses to employees to maintain their employment with the Company until plant closures occur.

· Approximately $6 million to $8 million in connection with contract terminations, primarily relating to leases.

· Approximately $101 million to $108 million in connection with the write down of assets, principally certain long-term assets and goodwill, but also reflecting write-downs in realization of certain inventory and receivables balances.

· Approximately $23 to $25 million relating to other costs, including relocation and moving costs, retraining costs and consulting costs.

The Company estimates amount of the charges relating to the program that will result in future cash expenditures is in the range of $73 million to $80 million.

As the program progresses, management will reevaluate the estimated costs set forth above, and may revise its estimates and the accounting charges relating thereto, as appropriate, consistent with generally accepted accounting principles.

This report contains forward-looking statements, including, but not limited to statements relating to planned actions under the divestiture and restructuring program; costs expected to be recorded in connection with the program; timing of actions under the program; and anticipated charges to be recorded in the fourth quarter of 2004 and over the next 18 months. Actual results could differ materially from those described in the forward-looking statements due to, among other things, inability to sell businesses at prices, or within time-periods, anticipated by management; unanticipated expenditures in connection with the effectuation of the program; costs and length of time required to comply with legal requirements applicable to certain aspects of the program; unanticipated difficulties in connection with consolidation of manufacturing and administrative functions; and other factors described in the Company’s periodic filings with the Securities and Exchange Commission.

Item 2.06. Material Impairments.

Reference is made to the discussion of the divestiture and restructuring program in Item 2.05 of this Form 8-K. As a result of the Board of Directors’ approval of the program, management concluded, on November 8, 2004, that a material charge for impairment is required under generally accepted accounting principles for certain of its assets, including the various assets of the pedals business whose value will not be realized based on the estimated sales price for that business; goodwill associated with the IGT business; certain fixed assets, inventory and accounts receivable that management estimates will not be recoverable as a result of the decision to close or consolidate certain manufacturing facilities. The Company estimates that the impairment charge for such assets, which is a part of the estimated charges relating to the program set forth in Item 2.05 of this Form 8-K, is in the range of $101 million to $108 million.

Item 7.01. Regulation FD Disclosure.

The Company is providing financial information that reflects unaudited financial results for 2002, 2003 and the first nine months of 2004 reflecting the treatment of the Company’s Tier 1 automotive pedal systems business as a discontinued operation. A copy of this information is furnished with this report as Exhibit 99.1

On November 10, 2004, the Company issued a press release announcing the divestiture and restructuring program discussed in Item 2.05 of this Form 8-K. A copy of the press release is furnished with this report as Exhibit 99.2.

The information in this Item 7.01 and in the exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is being furnished with this report

99.1 Unaudited Pro Forma Segment Results of Operations reflecting the treatment of the Company’s Tier 1 automotive pedal systems business as a discontinued operation

99.2 Press Release dated November 10, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teleflex Incorporated

November 12, 2004	By:	Martin S. Headley

Name: Martin S. Headley
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Unaudited Proforma Segment Results of Operations reflecting the treatment of the Company's Tier 1 automotive pedal systems business as a discontinued operation
99.2	Press Release dated November 10, 2004